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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 2, 1999

                               VALLEY MEDIA, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        000-25617                    94-2556440
-----------------------------              ---------                    ----------
(State or other jurisdiction        (Commission File Number)          (I.R.S. Employer Identification No.)
     of incorporation)

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             1280 Santa Anita Court, Woodland, California    95776
             -----------------------------------------------------
             (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (530) 661-6600

                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

     On July 2, 1999, Valley Media, Inc., a Delaware corporation (the
"Company"), Valley Entertainment, Inc., a Delaware corporation ("VE"), and
Barnet J. Cohen ("Mr. Cohen"), the Company's founder and largest stockholder and the Chairman of the Company's Board of Directors, entered into a Contribution
Agreement (the "Contribution Agreement").  Pursuant to the Contribution
Agreement, the Company assigned the assets of its Valley Entertainment division
(the "Division") to VE in return for 19 shares of VE's common stock and a cash payment equal to the amount by which the sum of the net book value of the assets of the Division and the amount of the Division's losses during the first quarter of the Company's 2000 fiscal year exceeded $380,000. Certain individuals, including Mr. Cohen (each a "Stockholder" and, collectively, the "Stockholders"), transferred a total of $1,620,000 in cash to VE in return for 81 shares of VE's common stock. Mr. Cohen, who is the President and Chief
Executive Officer of VE, contributed $1,320,000 in cash in exchange for 66 shares of VE's common stock. Two of the Stockholders besides Mr. Cohen are former employees of the Company. Neither of these Stockholders was an executive officer or significant stockholder of the Company. The Contribution Agreement has been approved by the disinterested members of the Company's Board of Directors.

     The Division began operations during the Company's 1998 fiscal year and focused on licensing and marketing music products within the United States that were not otherwise available in the United States. In the Company's 1999 fiscal year, the Division had net sales of approximately $1.2 million and a net loss of approximately $519,000.

     The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution
Agreement, a copy of which is attached hereto and filed herewith as Exhibit 2.1, which is incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

    Exhibit Number                           Description
    --------------       ------------------------------------------------------
       2.1               Contribution Agreement dated as of July 2, 1999 by and
                         among Valley Media, Inc., Valley Entertainment, Inc.
                         and Barnet J. Cohen.

                                       2
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VALLEY MEDIA, INC.


                                             By: /s/ Robert R. Cain
                                                -----------------------------
                                                Robert R. Cain
                                                President and Chief Executive
                                                Officer Date: July 16, 1999

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